                                                                  EXHIBIT (a)(5)



                          OFFER TO PURCHASE FOR CASH
                       61,145,475 SHARES OF COMMON STOCK
               (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING
                  CUMULATIVE PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                                ITT CORPORATION
                                      BY
                                HLT CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                           HILTON HOTELS CORPORATION
                                      AT
                           $55 NET PER SHARE IN CASH

                                                               January 31, 1997

To Our Clients:

  Enclosed for your consideration is the Offer to Purchase, dated January 31, 1997 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to an offer by HLT Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Hilton Hotels Corporation, a Delaware corporation ("Parent"), to purchase (i) 61,145,475 shares (the "Shares") of common stock, no par value per share, of ITT Corporation, a Nevada corporation (the "Company"), or such greater number of Shares which, when added to the number of Shares beneficially owned by the Purchaser and its affiliates, constitutes a majority of the total number of Shares outstanding on a fully diluted basis as of the Expiration Date (as defined in the Offer to Purchase), and (ii) (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 1, 1995, by and between the Company and The Bank of New York, as Rights Agent. The Purchaser is tendering for 61,145,475 Shares at a purchase price of $55 per Share (including the associated Right), net to the seller in cash, without interest thereon (the "Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase.

  Unless the Rights are redeemed prior to the Expiration Date, holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred, the Purchaser has waived that portion of the Rights Condition requiring that a Distribution Date not have occurred and Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred, the Purchaser has waived that portion of the Rights Condition requiring that a Distribution Date not have occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three business days after the date Rights Certificates are distributed. The Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

  If a stockholder desires to tender Shares and Rights pursuant to the Offer and such stockholder's Share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred and the Purchaser waives that portion of the Rights Condition requiring that a Distribution Date not have occurred, because Rights Certificates have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

  A tender of such Shares and Rights can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of such Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $55 per Share, including the associated Rights, net to the seller in cash without interest.

    2. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, February 28, 1997, unless the Offer is extended.

    3. The Offer is being made for at least a majority of outstanding Shares.

    4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares, including the Rights, which when added to the number of Shares (and Rights) beneficially owned by Purchaser and its affiliates constitutes at least a majority of the outstanding Shares of the Company on a fully diluted basis.

    5. Stockholders who tender Shares and Rights will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares and Rights by the Purchaser pursuant to the Offer.

  The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares or Rights pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares or Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares and Rights, please complete, sign and return to us the form set forth below. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the instruction form set forth below.

                    INSTRUCTIONS WITH RESPECT TO THE OFFER
            TO PURCHASE FOR CASH 61,145,475 SHARES OF COMMON STOCK
               (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING
                  CUMULATIVE PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                                ITT CORPORATION

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated January 31, 1997, and the Letter of Transmittal (which, together as amended from time to time constitute the "Offer") relating to the offer by HLT Corporation, a Delaware corporation (the "Purchaser"), to purchase (i) 61,145,475 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of ITT Corporation, a Nevada corporation (the "Company"), and (ii) (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 1, 1995, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement").

  This will instruct you to tender to the Purchaser the number of Shares and Rights indicated below (or if no number is indicated below, all Shares and Rights) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES AND RIGHTS TO                          SIGN HERE
         BE TENDERED:*                    -------------------------------------

                                          -------------------------------------
SHARES AND RIGHTS:

                                                      Signature(s)
Account Number: _______________           -------------------------------------
Dated: __________________, 1997           -------------------------------------
                                          Please Print Name(s) and address(es)
                                                           here
                                          -------------------------------------
                                             Area Code and Telephone Number
                                          -------------------------------------
                                              Tax Identification or Social
--------                                            Security Number(s)
* Unless otherwise indicated, it will be assumed that all of your Shares and Rights held by us for your account are to be tendered.